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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                             State of Incorporation
------------------                             ----------------------
Heritage Bank of Commerce                      California

Heritage Bank East Bay                         California